EXHIBIT 10.30

                          XTRA-GOLD EXPLORATION LIMITED

                            AMENDING OPTION AGREEMENT

                                October 19, 2006


To:      Adom Mining Company Limited
         P.O.Box CT1191
         Cantonments
         Accra, Ghana

Dear Sirs:

RE:  Option Agreement relating to Edum Banso Mineral Property

This option agreement (the "Amending Option Agreement") sets out the terms and conditions upon which the Option Agreement (as defined below) is to be amended by Adom Mining Company Limited ("Owner") on the one hand and Xtra-Gold Exploration Limited, originally called Canadiana Gold Resources Limited ("Xtra-Gold") on the other hand.

It is intended and agreed that, when executed by all parties, this Amending Option Agreement will, in consideration of the representations, promises and mutual covenants and agreements herein set forth, constitute a binding agreement between the Owner and Xtra-Gold and amend the terms of a certain Option Agreement -between the parties dated 17 October 2005 (the "Option Agreement").

RECITALS:

(a) The Owner is vested with and holds a 100% right, title and interest ("Interest") in and to a certain mineral concession situated in the Edum Banso area of the Western Region of Ghana (the "Property") pursuant to a prospecting licence dated 8 May 1991 (the "Licence") issued by the Government of Ghana under the Minerals and Mining Law, 1986 (P.N.D.C.L. 153) (the "Mining Law"). The Interest held by the Owner in the Property is subject to various interests and rights held by the Republic of Ghana pursuant to the Mining Law.



P.O. Box CT5239, Cantonments                        House No. 15, Ade-Coker Road
Accra, Ghana                                        East Legon, Accra, Ghana

PHONE: 233 21 519105 OR 233 244 233499              E-MAIL:  abudulain@yahoo.com
FAX:   233 21 519106                                WEB SITE:   www.xtragold.com

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(b)      Pursuant to the Option Agreement, the Owner granted to Xtra-Gold, and
         Xtra-Gold accepted, an exclusive right and option (the "Option") to acquire the Interest held by the Owner in the Property upon the terms and conditions set out in the Option Agreement. As at the date of the Option Agreement the Licence was due for renewal and the Minerals Commission had indeed recommended same for renewal subject to the legal requirement to shed-off part of the licence area which was thereby reduced from 39.65km2 to 20.60km(2.).

(c) By a letter dated 21 July 2006 the Minister of Lands, Forestry and Mines (the "Minister") granted a renewal of the Licence over an area of 20.60km2 and extended the period of its validity for two (2) years up to 20th July 2008.

(d) While the Option Agreement remains binding upon the parties and confers upon Xtra-Gold the right to acquire the Interest held by the Owner it is necessary to effect an amendment to the Option Agreement to acknowledge the reduced licence area and also effect consequential changes in the description of the Property as contained in Schedule B to the Option Agreement.

NOW THEREFORE, THIS AMENDING OPTION AGREEMENT WITNESSES that in consideration of the recitals and of the mutual covenants herein contained the parties agree and declare as follows:

1.0      REPRESENTATIONS AND WARRANTIES

1.1      Each of the parties represents and warrants to the other:

         (a) That it is a company duly incorporated and in good standing to conduct business in Ghana and that its officers have the right and authority to enter into this Amending Option Agreement, and that all requisite authorizations for the proper execution of this Amending Option Agreement have been obtained;

         (b) That it is not carrying on business in insolvent circumstances; and

         (c) That it does not enjoy any right of immunity from lawsuit, judgment, execution on a judgment, attachment or other legal process in respect of any obligations under the Option Agreement as amended by this Amending Option Agreement.

1.2 Each party acknowledges that this Amending Option Agreement when duly executed constitutes valid and binding obligations imposed upon it in accordance with the terms herein.

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1.3      Neither the execution and delivery of this Amending Option Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated, will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party nor violate or result in the breach of any laws or of its constitutional documents.

1.4 The Owner hereby represents and warrants to Xtra-Gold that its Licence is valid and in full force and effect and no other person, other than the Government of Ghana, has any interest or rights in the said Licence or in the Property or in the minerals therein.

2.0      AMENDMENTS TO OPTION AGREEMENT

(a) The Owner and Xtra-Gold hereby acknowledge and affirm that notwithstanding any provision to the contrary in the Option Agreement the size of the licence area referred to as the Property shall be the area of 20.60km2 covered by the renewal granted by the Minister in the letter dated 21 July 2006. Consequently the description of the Property in Schedule B to the Option Agreement shall also be amended to read as follows:

                          SCHEDULE B ABOVE REFERRED TO

              All that piece of parcel of land containing an approximate area of 20.60 square kilometers lying to the North of Latitude 5(degree)0"0" and to the South of Latitude 5(degree)3"59" 5(degree)3"55" 5(degree)4"33" 5(degree)4"27" 5(degree)1"53"5(degree)1"49"; East of
              Longitude 1(degree)54"40" 1(degree)54"15" 1(degree)54"3" 1(degree)56"0" 1(degree)55"27" 1(degree)55"5"; and to the West of Longitude 1(degree)53"48" in the Mpohor Wassa East District of the Western Region of the Republic of Ghana which piece or parcel of land is more particularly delineated on the plan annexed hereto for the purposes of identification and not of limitation.

(b) The Owner and Xtra-Gold further agree that notwithstanding any thing contained in the Option Agreement, Xtra-Gold shall have the right at it own election and without prior consent of the Owner to assign, or transfer this Agreement and the Option to any affiliate or third party or to enter into a joint venture in respect of same provided that any assignment, transfer or joint venture by Xtra-Gold shall be subject to agreement by the assignee, transferee or joint venture partner to be bound by the terms of this Agreement and may be further subject to obtaining any regulatory approval as may be required by relevant governmental authorities.

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3.0      MAINTENANCE OF LICENCE

         The Owner shall keep the Licence in good standing during the currency of the Option and provide copies of all notices from government agencies in respect of the Licence to Xtra-Gold, including tax notices and renewals.

4.0      NOTICE

         Any notice, direction or other communication required or permitted to be given hereunder will be given to all parties and shall be deemed to be sufficiently given if it is delivered or sent by telex, facsimile transfer or some other similar form of telecommunication. Any such notice, direction or other communication will, if delivered, be deemed to have been given and received on the next business day following the day on which it was so sent. A business day will mean a day upon which banks in Ghana are open for the transaction of business. The parties' addresses for notice are as follows:

         For Xtra-Gold Exploration Limited:

         P.O. Box CT5239
         Cantonments
         Accra, Ghana

         For Adom Mining Limited:

         P.O. Box CT1191
         Cantonments
         Accra, Ghana

5.0      FURTHER ASSURANCES

         The parties agree and undertake to execute any other documents to give effect to or clarify the intent of this Amending Option Agreement as may be reasonably requested by a party.

6.0      CHANGES IN AGREEMENT

         The Option Agreement, as amended by this Amending Option Agreement, embodies the entire agreement between the parties as to the subject matter hereof. No alteration or variation of any of the terms or conditions of the Option Agreement as amended by this Amending Option Agreement shall be of any force or effect unless it is recorded in writing and signed by the parties hereto. No latitude, indulgence, consent or forbearance or any similar act by either party in enforcing any provision of this agreement shall constitute a variation or novation of this agreement or a waiver of or estoppel in respect of its rights in terms of this agreement.

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7.0      GOVERNING LAW

         This Amending Option Agreement shall be governed by the laws of Ghana.

8.0      ENTIRE AGREEMENT

         The Option Agreement as amended by this Amending Option Agreement constitutes the entire agreement among the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the parties with respect to the subject matter hereof.

EXECUTION BY COUNTERPARTS

This Amending Option Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

The foregoing truly represents our agreement in this respect, and we agree to be bound by and comply with the terms thereof.

Yours faithfully,


/s/ Alhaji N. Abudulai

For: Xtra Gold Exploration Limited

Name: Alhaji N. Abudulai
Position: President

Witness: /s/ Fah Caliph

The foregoing truly represents our agreement and we agree to be bound by its terms.

/s/ P. K. Sintim

For: Adom Mining Limited represented
     by its Lawful Attorney

Name: P. K. Sintim

Witness:

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